UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2008, Helix BioMedix, Inc. (the “Company”) entered into a Manufacturing and Supply Agreement (the “Agreement”) with Peptisyntha, Inc. (“Peptisyntha”), pursuant to which Peptisyntha agreed to manufacture and supply to the Company the Company’s requirements for certain peptides at specified prices, subject to the terms and conditions of the Agreement. The Agreement has an initial term of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: January 15, 2008	By:	/s/ David H. Kirske
David H. Kirske
Vice President and Chief Financial Officer